EXHIBIT 12

                             FORT HOWARD CORPORATION

             DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES
                                  (In thousands)

                                                   For the Years Ended
                                                       December 31,
                                 --------------------------------------------------------
                                 1993         1992         1991         1990         1989
                                 ----         ----         ----         ----         ----
Earnings:
  Loss before taxes........ $(2,056,432)   $ (69,800)   $ (97,999)   $(119,659)   $(158,008)
  Equity in loss
    before taxes of
    unconsolidated
    subsidiaries...........          --           --           --           --      (98,255)
  Interest expense.........     342,792      338,374      371,186      422,663      473,278
  One-fourth of operating
    lease rental expense...       1,731        1,632        1,356        1,435        3,165
                            -----------    ---------    ---------    ---------    ---------

                            $(1,711,909)   $ 270,206    $ 274,543    $ 304,439    $ 220,180
                            ===========    =========    =========    =========    =========

Fixed Charges:
  Interest expense......... $   342,792    $ 338,374    $ 371,186    $ 422,663    $ 473,278
  Capitalized interest.....       8,369       11,047        5,331        3,503        7,025
  One-fourth of operating
    lease rental expense...       1,731        1,632        1,356        1,435        3,165
                            -----------    ---------    ---------    ---------    ---------

                            $   352,892    $ 351,053    $ 377,873    $ 427,601    $ 483,468
                            ===========    =========    =========    =========    =========

Deficiency of Earnings
  Available to Cover
  Fixed Charges (1)........ $(2,064,801)   $ (80,847)   $(103,330)   $(123,162)   $(263,288)
                            ===========    =========    =========    =========    =========

(1) For purposes of these computations, earnings consist of consolidated loss before taxes plus fixed charges (excluding capitalized interest) of both consolidated and unconsolidated subsidiaries. Amounts applicable to unconsolidated subsidiaries are excluded from such computations commencing on November 14, 1989. Fixed charges consist of interest on indebtedness (including capitalized interest and amortization of deferred loan costs) plus that portion (deemed to be one-fourth) of operating lease rental expense representative of the interest factor.













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